Exhibit 10.4.3
The Hain Celestial Group, Inc.
Restricted Share Units Agreement
The Hain Celestial Group, Inc. has granted to the Participant named in the Notice of Grant of Restricted Share Units (the “Notice”) to which this Restricted Share Units Agreement (this “Agreement”) is attached an Award consisting of Restricted Share Units (“Units”) subject to the terms and conditions set forth in the Notice and this Agreement, as an inducement to the Participant to commence employment with The Hain Celestial Group, Inc. This Award shall constitute a Restricted Share Units award under the Company’s 2019 Equity Inducement Award Program (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Notice, this Agreement, and the Plan, (b) accepts the Award subject to all of the terms and conditions of the Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice, this Agreement or the Plan.
It is intended that the award of Units comply with the exemption from the stockholder approval requirement for “inducement grants” provided under Rule 5635(c)(4) of the NASDAQ Listing Rules.
1.DEFINITIONS AND CONSTRUCTION.
1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.
1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.ADMINISTRATION.
All questions of interpretation concerning the Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award.
3.THE AWARD.
3.1 Grant of Units. On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, the Number of Restricted Share Units set forth in the Notice, subject to adjustment as provided in the Plan (by reference to Section 4(d) of The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan). Each

Unit represents a right to receive one (1) Share on a date determined in accordance with the Notice and this Agreement.
3.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or Shares issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company and/or its Subsidiaries or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company and/or its Subsidiaries or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.
3.3 Confidentiality, Non-Interference, and Invention Assignment Agreement. As a condition to the grant of the Award and the receipt of Restricted Share Units pursuant to this Agreement and the Notice, the Participant must sign and deliver to the Company the Confidentiality, Non-Interference, and Invention Assignment Agreement attached hereto as Annex B. If the Confidentiality, Non-Interference, and Invention Assignment Agreement is not signed and delivered to the Company within ten (10) business days following the Participant’s receipt of this Agreement and the Notice, then this Agreement and the Notice shall be null and void ab initio and the Participant shall have no right or entitlement to receive the Award or the Restricted Share Units.
4.VESTING OF UNITS.
4.1 Normal Vesting. Except as provided by Section 4.2, the Units shall vest and become Vested Units as provided in the Notice.
4.2 Acceleration of Vesting Upon Certain Terminations. In the event the Participant’s service with the Company is terminated (i) at any time as a result of the Participant’s death or Disability (as defined in Annex A), or (ii) by the Company without Cause (as defined in Annex A) within twelve (12) months following the consummation of a Change in Control (as defined in Annex A), then, in each case, any Units which are not Vested Units shall vest immediately.
5.COMPANY REACQUISITION RIGHT.
5.1 Grant of Company Reacquisition Right. In the event that the Participant’s separation from service occurs for any reason other than as provided in Section 4.2, or (b) the Participant, or other holder of the Units, attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to a transaction approved by the Company), including, without limitation, any transfer to a nominee or agent of the Participant, any Units which are not Vested Units (“Unvested Units”), the Participant shall forfeit and the Company shall automatically reacquire the Unvested Units and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

5.2 Dividends, Distributions and Adjustments. Upon the occurrence of a dividend or distribution to the stockholders of the Company paid in Shares, Units or other securities or property, or any other adjustment upon a change in the capital structure of the Company as described in Section 4(d) of The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Shares pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the dividend, distribution or adjustment, as the case may be.
6.SETTLEMENT OF THE AWARD.
6.1 Issuance of Shares of Stock. Subject to the provisions of Section 6.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) Share. The Settlement Date shall be within 60 days after the Vesting Date. Shares issued in settlement of Units may be subject to restrictions on transfer pursuant to Section 6.3, Section 7, the Company’s Insider Trading Policy or other applicable Company policy or stock exchange requirements.
6.2 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of the Award. Except as provided by the preceding sentence, a certificate for the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
6.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law or regulation with respect to such securities. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or regulations. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
6.4 Fractional Shares. The Company shall not be required to issue fractional Shares upon the settlement of the Award.
7.TAX IMPLICATIONS.
7.1 In General. At the time the Notice is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Company (or its Affiliate or Subsidiary), if any, which arise in connection with the Award, the vesting of Units or the issuance of Shares in settlement thereof (the “Tax Liability”). These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s (or its Affiliate’s or Subsidiary’s) actions in this regard, the Participant hereby acknowledges and agrees that the Tax Liability shall be the Participant’s responsibility and liability. The Participant acknowledges that he or she may not participate in the Plan unless the Tax Liability is satisfied. The Company shall have no obligation to deliver Shares until the Tax Liability obligations of the Company have been satisfied by the Participant.
7.2 Withholding in Shares. The Company may require the Participant to satisfy all or any portion of tax withholding obligations by deducting from the Shares otherwise deliverable to the Participant in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.
8.RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.
The Participant shall have no rights as a stockholder with respect to any Shares issued in settlement of an Award until the date of the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in the Plan (by reference to Section 4(d) of The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan). If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the service of the Company or any Subsidiary or interfere in any way with any right of such entities to terminate the Participant’s service at any time.
9.LEGENDS.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing the Shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
10.MISCELLANEOUS PROVISIONS.

10.1 Termination or Amendment. The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A of the Code. No amendment or addition to this Agreement shall be effective unless in writing.
10.2 Nontransferability of the Award. Prior to the issuance of Shares on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
10.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
10.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
10.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Notice or at such other address as such party may designate in writing from time to time to the other party.
(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Notice, this Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b) Consent to Electronic Delivery and Execution. The Participant acknowledges that the Participant has read Section 10.5(a) of this Agreement and consents to the electronic delivery of the Plan documents, as described in Section 10.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery or execution of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 10.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 10.5(a). Electronic execution of the Notice and this Agreement shall have the same binding effect as a written or hard copy signature and accordingly, shall bind the Participant and the Company to all of the terms and conditions set forth in the Plan, the Notice and this Agreement.
10.6 Integrated Agreement. The Notice, this Agreement and the Plan, shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.
10.7 Section 409A. This Agreement and the delivery of Shares pursuant to the terms hereof is designed to be exempt from Section 409A of the Code pursuant to the short-term deferral exception contained therein. Notwithstanding the foregoing, to the extent that any payment hereunder is determined to be “deferred compensation” subject to Section 409A of the Code, then any Shares which are to be delivered upon a Participant’s termination of service (i) shall not be so delivered unless such termination also constitutes a separation from service within the meaning of Section 409A of the Code and (ii) if the Participant is a “specified employee,” as defined in Section 409A and determined pursuant to procedures and elections made by the Company from time to time, shall be delivered on the first day following the day that is six months after the separation from service (except in the event of the Participant’s death). In addition, to the extent Section 409A applies, the provisions of Section 409A(a)(2) shall apply to any settlement of a Unit pursuant to the terms of this Agreement.
10.8 Applicable Law. This Agreement shall be governed by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within the State of New York.
10.9 Severability. If any term or provision of this Agreement or the application thereof to any Participant or circumstance shall to any extent be invalid or unenforceable, such provision will be modified, rewritten or interpreted to include as much of its nature and scope as will render it enforceable. If it cannot be so modified, rewritten or interpreted to be enforceable in any respect, it will not be given effect and the remainder of this Agreement, or the application of such term or provision to Participants or circumstances other than those held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
10.10 Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Annex A
Certain Definitions
“Cause” has the meaning set forth in the Change in Control Agreement between the Company and the Participant or if none, the employment agreement between the Company and the Participant, in each case, then in effect, or if the Participant is not party to any such agreement or such term is not defined in any such agreement then “Cause” shall mean the occurrence of any of the following events: (i) any material violation by the Participant of any law or regulation applicable to the Company or its Affiliates; (ii) the Participant’s commission of, plea of guilty or nolo contendere to, or indictment for, a felony or any other crime involving moral turpitude; (iii) the Participant’s commission of an act of personal dishonesty in connection with the Company or any other entity having a business relationship with the Company; (iv) any breach by the Participant of any written agreement between the Company and the Participant, or the terms of the Participant’s service as an employee of the Company, including, without limitation, the breach of any written non-competition, non-solicitation, invention assignment, confidentiality or similar written restrictive covenants; (v) the Participant’s violation of the written policies of the Company, commission of sexual harassment, or any other conduct causing the Company or any of its Affiliates public disgrace or disrepute or economic harm; (vi) reporting to work under the influence of alcohol or illegal drugs or the use of illegal drugs (whether or not at the workplace); or (vii) a willful failure to substantially perform the Participant’s duties and obligations to the Company and its Subsidiaries, other than failure resulting from complete or partial incapacity due to physical or mental illness or impairment; provided, that clause (vii) shall constitute “Cause” only if the Participant fails to cure such event (if curable) within ten (10) business days after receipt from the Company of written notice specifying the Participant’s actions that constitute Cause.
“Change in Control” has the meaning set forth in the Change in Control Agreement between the Company and the Participant or if none, the employment agreement between the Company and the Participant, in each case, then in effect, or if the Participant is not party to any such agreement or such term is not defined in any such agreement then:
1)the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company; provided, however, that for purposes of this clause (1), the following acquisitions shall not constitute a Change of Control: (A) any issuance of voting securities of the Company directly from the Company that is approved by the Incumbent Board (as defined below), or (B) any acquisition of voting securities of the Company by any Person pursuant to a Business Combination (as defined below) that complies with clauses (A), (B) and (C) of clause (3) below; or
2)individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board (a “Director”) subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent

Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
3)consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such Business Combination, (B) no Person (other than such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
4)the stockholders of the Company approve a complete liquidation or dissolution of the Company.
“Disability” has the meaning set forth in the Change in Control Agreement between the Company and the Participant or if none, the employment agreement between the Company and the Participant, in each case, then in effect, or if the Participant is not party to any such agreement or such term is not defined in any such agreement then “Disability” shall mean the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.
“Person” shall have the meaning ascribed thereto in Section 3(a)(9) of the Exchange Act, as modified, applied and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries (in its capacity as such), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same character and proportions as their ownership of voting securities of the Company.

Annex B
Confidentiality, Non-Interference, and Invention Assignment Agreement
CONFIDENTIALITY, NON-INTERFERENCE, AND INVENTION
ASSIGNMENT AGREEMENT
This CONFIDENTIALITY, NON-INTERFERENCE, AND INVENTION ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into as of the [___] day of [__________], by and between The Hain Celestial Group, Inc., a Delaware corporation, on behalf of itself and any subsidiaries and affiliates thereof (collectively, “the Company”), and [__________] (“Employee”).
In consideration of Employee’s continued employment with the Company, and Employee’s receipt of the compensation now and hereafter paid to Employee by the Company, including Employee’s ability to participate in the attached Restricted Share Units Agreement, the receipt and sufficiency of which are mutually acknowledged, the Company and Employee agree as follows:
Section 1. Confidential Information.
(a)Company Information. Employee acknowledges that, during the course of Employee’s employment, Employee will have substantial access to and will inevitably use confidential and proprietary information of the Company. In recognition of the foregoing, Employee agrees that, at all times during the Employment Period and thereafter, to hold in confidence, and not to use, except as may be required in the ordinary course of performing Employee’s duties as an employee of the Company, or to disclose to any Person without written authorization of the Company, for any reason or purpose whatsoever, any Confidential Information that Employee obtains or creates. Employee understands that “Confidential Information” means information in spoken, printed, electronic, or any other form or medium, that is not generally known publicly and that the Company wishes to maintain as confidential, that has value in or to the business of the Company and that the Company has or will maintain, develop, acquire, create, compile, discover, or own. Employee understands that:
(i) Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products or services, research, or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, business records, customer lists or compilations, terms of customer agreements, supplier or service information, pricing or cost information, marketing information, future products and strategies or plans, business opportunities, inventions, creations, enhancements, business operation information, financial information or personnel data, drawings or inspections of premises, parts, equipment, or other Company property, any formula, pattern, device and/or compilation of information that is used in the Company’s business and that gives the Company an advantage over its competitors, or other information regarding the Company’s products or services, markets, customers (including, but not limited to, customers of the Company on whom Employee called or with whom Employee may become acquainted during the Employment Period), software, processes, formulas, product specifications, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, policies, training manuals and similar materials used by the Company in conducting its business operations, potential business combinations, and other business information disclosed by the Company either directly or indirectly, in writing or orally, and other confidential or proprietary information created, used and/or obtained by Employee in the course of Employee’s employment with the Company;
(ii) Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Company or to Employee in the course of the Company’s business subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes;
(iii) Confidential Information also includes other information of any existing or prospective customer or of any other Person that has entrusted information to the Company in confidence. Employee acknowledges that all Confidential Information is the sole and exclusive property of the Company. Employee further acknowledges that the Company’s communication systems (such as email and voicemail) are maintained to assist in the conduct of the Company’s business and that such systems and data exchanged or stored thereon are Company property; and
(iv) notwithstanding the foregoing, Confidential Information shall not include any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by Employee or others who were under confidentiality obligations as to the item or items involved.
(b)Former Employer Information. Employee represents and warrants that Employee is not a party to any non-competition agreement or other contractual limitation that would interfere with or hinder Employee’s ability to undertake the obligations and expectations of employment with the Company. Employee represents that Employee’s performance of all of the terms of this Agreement as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by Employee in confidence or trust prior to the commencement of Employee’s employment with the Company, and Employee will not disclose to the Company, or induce the Company to use, any developments, or confidential information or material Employee may have obtained in connection with employment with any prior employer in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer. If any prior employer asserts a claim that Employee’s employment with the Company violates any contractual obligations owed by Employee, or that Employee has otherwise committed a breach of any contractual or other duty to a prior employer, the Company may immediately terminate Employee’s employment. In the event of such a claim, the Company is not obligated to indemnify Employee for any damages or to provide a defense against such claims.
(c)Permitted Disclosure. This Agreement does not limit or interfere with Employee’s right, without notice to or authorization of the Company, to communicate and cooperate in good faith with any self-regulatory organization or U.S. federal, state, or local governmental agency, commission, or entity (collectively, a “Government Entity”) for the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Government Entity, including by providing documents or other information, or (iii) filing a charge or complaint with a Government Entity, provided that in each case, such communications, participation, and disclosures are consistent with applicable law. Additionally, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Employee files a lawsuit for retaliation by an employer for reporting a suspected violation of law, Employee may disclose the trade secret to the Employee’s attorney in such lawsuit and use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. All disclosures permitted under this Section 1(c) are hereinafter referred to as “Permitted Disclosures.” Notwithstanding the foregoing, under no circumstance will Employee be authorized to disclose any Confidential Information as to which the Company may assert protections from disclosure under the attorney-client privilege or the attorney work product doctrine, without prior written consent of Company’s General Counsel or other authorized officer designated by the Company.
Section 2. Developments.
All inventions, improvements, trade secrets, reports, manuals, computer programs, systems, educational and sales materials or other publications, and other ideas and materials developed or invented by Employee, including all tangible work product derived therefrom, during the Employment Period, either solely or in collaboration with others, which relate to the actual or anticipated business or research of the Company, which result from or are suggested by any work Employee may do for the Company, or which result from use of the Company’s premises or the Company’s or its customers’ property (collectively, the “Developments”) shall be the sole and exclusive property of the Company. Employee hereby assigns to the Company Employee’s entire right and interest in any such Developments. Employee agrees to promptly and fully disclose to the Company all Developments. At the request of the Company, Employee will, during and after the term of this Agreement, without charge to the Company but at the expense of the Company, assist the Company in any reasonable way to vest in the Company title to all such Developments, and to obtain any related patents, trademarks, or copyrights in all countries throughout the world. Employee will execute and deliver any documents that the Company may reasonably request in connection with such assistance.
Section 3. Returning Company Documents and Equipment.
At the time of the termination of Employee’s employment with the Company for any reason (or earlier if so requested), Employee will promptly deliver to the Company (and will not keep in Employee’s possession, recreate, copy, or deliver to anyone else) any and all

Confidential Information and all other documents, materials, information, and property in Employee’s possession or control, created or received by Employee in connection with Employee’s employment or otherwise belonging to the Company (excluding documents related only to Employee’s compensation and employee benefits). Any property situated on the Company’s premises and owned by the Company (or any other member of the Company), including USB flash drives and other storage media, filing cabinets, and other work areas, is subject to inspection by the Company at any time with or without notice. Furthermore, at the time of termination, Employee will return all property of the Company in proper working order without any modification to device or data contained within it.
Section 4. Restrictions on Interfering.
(a)Non-Competition. During the Employment Period and the Post-Termination Restricted Period, Employee shall not, directly or indirectly, individually or on behalf of any Person, whether for compensation or otherwise, engage in any Competitive Activities within the United States of America or any other jurisdiction in which the Company engages in business.
(b)Non-Interference. During the Employment Period and the Post-Termination Restricted Period, Employee shall not, directly or indirectly, individually or on behalf of any Person, engage in Interfering Activities.
(c)Non-Disparagement. At all times during Employment Period and thereafter, Employee shall not, directly or indirectly, individually or on behalf of any Person, induce or encourage others to make, publish, or communicate to any Person, any disparaging or defamatory comments regarding the Company, its businesses, its products or its services, or any of the Company’s current or former directors, officers, or employees. However, nothing in this Section 4(c) shall prevent Employee from making a Permitted Disclosure as defined in Section 1(c).
(d)Definitions. For purposes of this Agreement:
(i) “Business Relation” shall mean any current or prospective customer, vendor, supplier or other business relation of the Company, or any such relation that was a customer, vendor, supplier, or other business relation within the prior twelve (12)-month period, in each case, with whom Employee, or persons reporting to Employee, had personal contact or dealings during the Employment Period.
(ii) “Competitive Activities” shall mean any activity in which the Employee uses Employee’s knowledge, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, advisor, consultant, agent, representative, partner, member, director, stockholder, officer, volunteer, intern, or any other similar position, on behalf of or in association with a business engaged in the same or similar business as the Company, including, without limitation, any business activity related to the research, development, production, marketing, sale, or distribution of consumer goods or products that are the same as or substantially similar to the consumer goods or products then being, or that at any time in the prior twelve (12) months were being researched, developed, produced, marketed, sold or distributed by the Company, including but not limited to organic and natural products sold through specialty and natural food distributors, supermarkets, natural foods stores, mass-market and e-commerce retailers, food service channels, and club, drug, and convenience stores (the “Business”). Competitive Activities does not include purchasing or owning not in excess of three percent (3%) of the publicly traded securities of any corporation, or purchasing or owning stock, partnership interests, or other securities of any entity not in excess of three percent (3%) of any class of such securities, provided that such ownership represents a passive investment and Employee is not a controlling person of, or a member of a group that controls, such corporation.
(iii) “Employment Period” shall mean the period of Employee’s employment with the Company.
(iv) “Interfering Activities” shall mean, directly or indirectly, (A) Soliciting, encouraging, enticing, causing, or inducing, or in any manner attempting to Solicit, encourage, entice, cause, or induce, any Person employed by, or providing consulting services or independent contractor services to, the Company to terminate such Person’s employment or services (or in the case of a consultant or independent contractor, materially reducing such services) with the Company, or to work for a third party other than the Company, without the prior written consent of the Company; (B) hiring or engaging any Person who was employed by, or providing consulting or independent contractor services to, the Company within the six (6)-month period prior to the date of such hiring or engagement; or (C) Soliciting, encouraging, calling upon, directing, diverting, influencing, or inducing, or in any manner attempting to Solicit, encourage, call upon, direct, divert, influence, or induce, any Business Relation to cease doing business with or reduce the amount of business conducted with the Company, or in any way interfering with the relationship between any such Business Relation and the Company, including by convincing any such Business Relation to change or alter the terms of its existing or prospective contractual terms and conditions with the Company; or (D) on behalf of or in association with any Person, accepting business from a Business Relation.
(v) “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.
(vi) “Post-Termination Restricted Period” shall mean the period commencing on the date of the termination of the Employee’s employment with the Company for any reason, and ending on the date that is one (1) year following such date of termination.
(vii) “Solicit,” Soliciting,” or “Solicitation” shall mean any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages, or requests any Person to take or refrain from taking any action.
Section 5. Reasonableness of Restrictions.

Employee acknowledges and recognizes the highly competitive nature of the Company’s business, and agrees that access to Confidential Information renders Employee special and unique within the Company’s industry, and that Employee will have the opportunity to develop substantial relationships of confidence and trust with existing and prospective employees, customers, vendors, suppliers, and/or business partners of the Company during the course of and as a result of Employee’s employment with the Company. In light of the foregoing, Employee recognizes and acknowledges that the restrictions and limitations set forth in this Agreement are reasonable and valid in geographic and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company. Employee further acknowledges that the Company competes worldwide, and that Employee’s access to Confidential Information and the relationships Employee builds during Employee’s employment make it necessary for the Company to restrict Employee’s post-employment activities in any market in which the Company competes, and in which Employee’s access to Confidential Information and the relationships Employee builds during Employee’s employment could be used to the detriment of the Company. Employee further acknowledges that the restrictions and limitations set forth in this Agreement will not materially interfere with Employee’s ability to earn a living following the termination of Employee’s employment with the Company.
Section 6. Independence; Severability; Blue Pencil.
Each of the rights enumerated in this Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity. If any of the provisions of this Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable in any respect, the same shall not affect the remainder of this Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form said provision shall then be enforceable. Such reduction will apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.
Section 7. Remedies.
Employee expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in this Agreement may result in substantial, continuing, and irreparable injury to the Company, monetary relief would not compensate for such breach, and damages arising out of such a breach may be difficult to ascertain. Therefore, Employee agrees that, in addition to any other remedy that may be available to the Company, the Company has the right to seek temporary, preliminary, and/or or permanent injunctive relief, specific performance, or other equitable relief from any court of competent jurisdiction in the event of any breach or threatened breach of the terms of this Agreement, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The Company may pursue any remedy available, including declaratory relief, concurrently or consecutively in any order, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy. In addition, in the event of a breach by the Employee of any provision of this Agreement, the Company shall be entitled to the cessation of payment of any unpaid severance benefits and/or to seek repayment of any severance benefits paid to the Employee pursuant to any severance benefit agreement, plan, or program of the Company. Notwithstanding any other provision to the contrary, the Post-Termination Restricted Period shall be tolled during any period of violation of any of the covenants in Section 4 of this Agreement.
Section 8. Cooperation.
Following any termination of Employee’s employment, Employee will continue to provide reasonable cooperation to the Company and its counsel in connection with any investigation, administrative proceeding, or litigation relating to any matter that occurred during the Employment Period in which Employee was involved or of which Employee has knowledge. As a condition of such cooperation, the Company shall reimburse Employee for reasonable out-of-pocket expenses incurred at the request of the Company with respect to Employee’s compliance with this Section 8. In the event Employee is subpoenaed by any person or entity (including, but not limited to, any Government Entity) to give testimony or provide documents (in a deposition, court proceeding, or otherwise), that in any way relates to Employee’s employment by the Company, Employee will give prompt notice of such subpoena to the Company and will make no disclosure until the Company has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure. Nothing in this Section 8 shall limit Employee’s right to make Permitted Disclosures as provided in Section 1(c).
Section 9. General Provisions.
(a)GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS, AND TO APPLICABLE FEDERAL LAW. EACH PARTY TO THIS AGREEMENT ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.
(b)Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and Employee relating to the subject matter herein and supersedes all prior and contemporaneous negotiations, discussions, correspondence, communications, understandings, agreements, representations, promises, and any other statements, both written and oral, between the parties relating to the subject matter of this Agreement. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, or consent required by this Agreement, will be effective unless agreed to in a writing signed by the party to be charged. Any subsequent change or changes in Employee’s duties, obligations, rights, or compensation will not affect the validity or scope of this Agreement.

(c)Successors and Assigns. This Agreement will be binding upon Employee’s heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. This Agreement may be assigned by the Company without Employee’s consent to any subsidiary or affiliate of the Company as well as to any purchaser of all or substantially all of the assets or business of the Company, whether by purchase, merger, or other similar corporate transaction. Employee’s obligations under this Agreement may not be delegated, and Employee may not assign or otherwise transfer this Agreement or any part hereof. Any purported assignment by Employee shall be null and void from the initial date of purported assignment. This Agreement is for the sole benefit of the Company and the Employee and their respective successors and permitted assigns and not for the benefit of, or enforceable by, any third party.
(d)Acknowledgment. Employee acknowledges that Employee has had adequate time to consider the terms of this Agreement, has knowingly and voluntarily entered into this Agreement and has been advised by the Company to seek the advice of independent counsel prior to reaching agreement with the Company on any of the terms of this Agreement. The parties to this Agreement agree that no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party’s role in drafting this Agreement.
(e)Survival. The provisions of this Agreement shall survive the termination of Employee’s employment with the Company and/or the assignment of this Agreement by the Company to any successor in interest or other assignee.
(f)Section Headings. Section and subsection headings are inserted for convenience only and shall not limit, expand, or alter the meaning or interpretation of this Agreement.
(g)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterparts signature page of this Agreement, by facsimile or electronic mail in portable document format (.pdf), has the same effect as delivery of an executed original of this Agreement.
The undersigned have executed this Agreement on the date in the preamble hereto.
THE HAIN CELESTIAL GROUP, INC.

By:_______________________________
Name:
Title:

EMPLOYEE
________________________________
Employee Signature

Employee Name: [_______________]
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